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                                                                     EXHIBIT 4.2

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                             INTERCREDITOR AGREEMENT

                            Dated as of July 24, 2003

                                      among

                         PNC BANK, NATIONAL ASSOCIATION,
                               as Purchaser Agent,

                           CREDIT SUISSE FIRST BOSTON,
                    acting through its Cayman Islands branch,
                         as Lender Administrative Agent,

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                           as Lender Collateral Agent,

                           AK STEEL RECEIVABLES LTD.,
                                 as Transferor,

                                       and

                              AK STEEL CORPORATION,
                   as Servicer and Originator, and as Company


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                                                         INTERCREDITOR AGREEMENT

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                             INTERCREDITOR AGREEMENT
                             -----------------------

          INTERCREDITOR AGREEMENT, dated as of July 24, 2003 (as modified, amended, restated or supplemented from time to time, this "Agreement"), by and among PNC BANK, NATIONAL ASSOCIATION, in its capacity as Agent for the Purchasers under the Purchase and Servicing Agreement (as hereinafter defined) (the "Purchaser Agent"), CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands branch, in its capacity as Administrative Agent on behalf of the Lenders (as defined below) (the "Lender Administrative Agent"), GENERAL ELECTRIC CAPITAL CORPORATION, in its capacity as Collateral Agent on behalf of the Lenders (the "Lender Collateral Agent", and together with the Lender Administrative Agent, the "Lender Agents"), AK STEEL RECEIVABLES LTD. (the "Transferor"), and AK STEEL CORPORATION ("AK Steel").

                                   WITNESSETH:
                                   ----------

          WHEREAS, AK Steel has agreed to sell, transfer and assign to the Transferor, and the Transferor has agreed to purchase or otherwise acquire from AK Steel, as Originator under the Receivables Purchase Agreement (in such capacity, the "Originator"), all of the right, title and interest of the Originator in the Receivables (as hereinafter defined) pursuant to an Amended and Restated Receivables Purchase Agreement dated as of October 1, 1999 (as amended, supplemented, modified or restated from time to time, the "Receivables Purchase Agreement");

          WHEREAS, the Transferor, as seller, AK Steel, in its capacity as Servicer and Originator, AKSR Investments, Inc., in its capacity as Managing Member of the Transferor, the Receivables Purchasers (as defined below), and the Purchaser Agent, in its capacities as L/C Issuing Bank (as defined in the Purchase and Servicing Agreement), as lender under Swing Line Advances (as defined in the Purchase and Servicing Agreement), and as agent for the Receivables Purchasers, are parties to an Amended and Restated Purchase and Servicing Agreement dated as of October 1, 1999 (as amended, supplemented, modified or restated from time to time, the "Purchase and Servicing Agreement"), pursuant to which, among other things, (i) the Receivables Purchasers have agreed, among other things, to purchase from the Transferor from time to time Receivables (or interests therein) purchased by or contributed to the Transferor pursuant to the Receivables Purchase Agreement and (ii) the Transferor has granted a lien on the Receivables to the Purchaser Agent;

          WHEREAS, the Receivables Purchase Agreement and the Purchase and Servicing Agreement provide for the filing of UCC financing statements to perfect the ownership and security interest of the parties thereto with respect to the property covered thereby;

          WHEREAS, AK Steel, the Lender Administrative Agent, the Lender Collateral Agent, General Electric Capital Corporation, as Syndication Agent, The CIT Group / Business Credit, Inc., Bank One, NA, and Congress Financial Corporation, as Co-Documentation Agents, and the financial institutions from time to time party thereto (collectively, the "Lenders") are parties to a Credit Agreement dated as of July 24, 2003 (as amended, supplemented, modified or restated from time to time, the "Credit Agreement"; capitalized terms used but not defined herein have the respective meanings ascribed to such terms in the Credit Agreement);

                                                         INTERCREDITOR AGREEMENT

          WHEREAS, to secure AK Steel's obligations to the Lenders and Lender Agents under the Credit Agreement and other Loan Documents (as hereinafter defined), AK Steel has granted to the Lender Collateral Agent for the benefit of the Lender Agents and the Lenders a lien over, among other things, certain inventory, certain accounts receivable and certain general intangibles, including the Unsold Receivables (as hereinafter defined), and all proceeds of the foregoing; and

          WHEREAS, the parties hereto wish to set forth certain agreements with respect to the Receivables Assets (as hereinafter defined) and with respect to the Lender Collateral (as hereinafter defined);

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed as follows:

                             ARTICLE 1. DEFINITIONS.

          1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Amortization Date" has the meaning ascribed to such term in the Purchase and Servicing Agreement.

          "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

          "Claim" means the Lender Claim or the Receivables Claim, as applicable.

          "Collections" means, for any Receivable as of any date, (i) all amounts, whether in the form of wire transfer, cash, checks, drafts, or other instruments, that are received (or deemed received) by the Transferor, by AK Steel or the Purchaser Agent, or by the Originator, in each case in payment of amounts owed in respect of such Receivable (including purchase price, finance charges, interest and other charges), or applied to any amount owed by an Obligor on account of such Receivable, including, without limitation, all amounts received on account of such Receivable (including insurance payments and net proceeds of the sale or disposition of repossessed goods or other collateral or property of an Obligor on account of such Receivable) and all other fees and charges related thereto, (ii) cash proceeds of Returned Goods with respect to such Receivable and (iii) all amounts paid by AK Steel in respect of such Receivable pursuant to the Receivables Purchase Agreement and/or the Purchase and Servicing Agreement, in each case, whether received or paid on, before, or after the delivery of a Receivables Termination Notice under Section 2.19 of this Agreement.

          "Contract" has the meaning ascribed to such term in the Purchase and Servicing Agreement.

          "Deposit Agreement" has the meaning ascribed to such term in the Credit Agreement.

                                      -2-                INTERCREDITOR AGREEMENT

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          "Disposition" means, with respect to any assets of AK Steel, any liquidation of AK Steel or its assets, the establishment of any receivership for AK Steel or its assets, a bankruptcy proceeding of AK Steel (either voluntary or involuntary), the payment of any insurance, condemnation, confiscation, seizure or other claim upon the condemnation, confiscation, seizure, loss or destruction thereof, or damage to, or any other sale, transfer, assignment or other disposition of such assets.

          "Early Amortization Event" has the meaning ascribed to such term in the Purchase and Servicing Agreement.

          "Enforcement" means collectively or individually, for (a) any of the Purchaser Agent or the Receivables Purchasers to (i) declare the Amortization Dates under the Receivables Documents or (ii) commence the judicial or nonjudicial enforcement of any of the default rights and remedies under the Receivables Documents and (b) any of the Lender Agents or the Lenders during the continuance of a Lender Event of Default (i) to demand payment in full of or accelerate the indebtedness of AK Steel to the Lenders and Lender Agents or (ii) to commence the judicial or nonjudicial enforcement of any of the default rights and remedies under the Loan Documents.

          "Enforcement Notice" means a written notice delivered in accordance with Section 2.05, which notice shall (i) if delivered by the Purchaser Agent, state that the Amortization Date has occurred, specify the nature of the Early Amortization Event that has caused the declaration of such Amortization Date, and state that an Enforcement Period has commenced and (ii) if delivered by the Lender Administrative Agent, state that a Lender Event of Default has occurred and that the payment in full of the Lender Claim has been demanded or the indebtedness of AK Steel to the Lenders has been accelerated, specify the nature of the Lender Event of Default that caused such demand and acceleration, and state that an Enforcement Period has commenced.

          "Enforcement Period" means the period of time following the receipt by either the Lender Administrative Agent, on the one hand, or the Purchaser Agent, on the other, of an Enforcement Notice delivered by the other until the earliest of the following: (i) the Receivables Claim has been satisfied in full, none of the Receivables Purchasers have any further obligations under the Receivables Documents and the Receivables Documents have been terminated; (ii) the Lender Claim has been satisfied in full, the Lenders have no further obligations under the Loan Documents and the Loan Documents have been terminated; and (iii) the parties hereto agree in writing to terminate the Enforcement Period.

          "Lenders" shall mean the Lenders under the Credit Agreement, the Administrative Agent, the Collateral Agent, the Syndication Agent and the Lead Arranger (each as defined in the Credit Agreement).

          "Lender Claim" means all of the indebtedness, obligations and other liabilities of AK Steel and its subsidiaries now or hereafter arising under, or in connection with, the Loan Documents including, but not limited to, all sums now or hereafter lent or advanced to or for the benefit of AK Steel, all reimbursement obligations of AK Steel with respect to letters of credit, any interest thereon (including, without limitation, interest accruing after the commencement of a

                                      -3-                INTERCREDITOR AGREEMENT
bankruptcy, insolvency or similar proceeding relating to AK Steel, whether or not such interest is an allowed claim in any such proceeding), any reimbursement obligations, fees or expenses due thereunder, any costs of collection or enforcement, and all other "Obligations" under and as defined in the Credit Agreement.

          "Lender Collateral" means all property and interests in property, now owned or hereafter acquired or created, of AK Steel in or upon which a Lender Interest is granted or purported to be granted by AK Steel to the Lenders or any Lender Agent under any of the Loan Documents, and includes, without limitation, all of the interests in property described in the first proviso of Section 2.01 hereof.

          "Lender Event of Default" has the meaning ascribed to the term "Event of Default" in the Credit Agreement.

          "Lender Interest" means, with respect to any property or interest in property, now owned or hereafter acquired or created, of AK Steel, any lien, claim, encumbrance, security interest or other interest of any Lender Agent or the Lenders in such property or interests in property.

          "Loan Documents" has the meaning ascribed to such term in the Credit Agreement.

          "Obligor" has the meaning ascribed to such term in the Purchase and Servicing Agreement.

          "Outstanding Balance" has the meaning ascribed to such term in the Purchase and Servicing Agreement.

          "Person" means any individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, governmental body or other entity or organization.

          "Proceeds" has the meaning ascribed to such term in the UCC.

          "Purchased Receivables" means now owned or hereafter existing Receivables sold, purported to be sold, transferred or contributed or purported to be transferred or contributed by the Originator to the Transferor under the Receivables Purchase Agreement, but does not include any Receivable (or interest therein or Receivables Assets related thereto) that is sold, purported to be sold, transferred or contributed, or purported to be transferred or contributed, by the Originator to the Transferor after the effective date of any termination of transfers of Receivables pursuant to Section 2.19 of this Agreement, or after a payment in full in cash of the Receivables Claim and termination of the Receivables Documents.

          "Receivable" means:

          (a) an Armco Receivable (as defined in the Purchase and Servicing Agreement);

                                      -4-                INTERCREDITOR AGREEMENT

          (b) indebtedness and other obligations of, or the right of the Transferor or the Originator to payment from or on behalf of, an Obligor (whether constituting an account, chattel paper, document, instrument or general intangible) arising from the provision of merchandise, goods or services to such Obligor, including all monies due or to become due with respect thereto, including the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto;

          (c) all security interests or liens and property subject thereto from time to time securing or purporting to secure any such indebtedness by such Obligor;

          (d) all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

          (e)  all Collections with respect to any of the foregoing;

          (f)  all Records with respect to any of the foregoing; and

          (g)  all Proceeds with respect to any of the foregoing.

          "Receivables Assets" means (i) the Purchased Receivables, (ii) the Collections related to such Purchased Receivables, (iii) Returned Goods relating to such Purchased Receivables, (iv) with respect to such Purchased Receivables, all rights, interest and claims of the Transferor under the Receivables Purchase Agreement in respect of such Purchased Receivables, (v) each deposit or other bank account to which any Collections of such Purchased Receivables are deposited (but in no event shall Receivables Assets include any Collections or other monies deposited in such accounts which are not Collections related to Purchased Receivables) and (vi) all Proceeds with respect to any of the foregoing.

          "Receivables Claim" means all indebtedness, obligations and other liabilities of the Originator to the Transferor and of the Originator and the Transferor to the Receivables Purchasers and/or the Purchaser Agent now or hereafter arising under, or in connection with, the Receivables Documents, including, but not limited to, all sums or increases now or hereafter advanced or made to or for the benefit of the Transferor thereunder as the purchase price paid for Purchased Receivables (or interests therein) or as swing line advances or otherwise under the Purchase and Servicing Agreement, all reimbursement obligations of the Transferor and the Originator with respect to letters of credit, any yield thereon (including, without limitation, yield accruing after the commencement of a bankruptcy, insolvency or similar proceeding relating to AK Steel or the Transferor, whether or not such yield is an allowed claim in any such proceeding), any repayment or reimbursement obligations, fees or expenses due thereunder, and any costs of collection or enforcement.

          "Receivables Documents" means the Receivables Purchase Agreement, the Purchase and Servicing Agreement and any other agreements, instruments or documents (i) executed by the Originator and delivered to the Transferor, the Purchaser Agent or the Receivables Purchasers or (ii) executed by the Transferor and delivered to the Purchaser Agent or the Receivables Purchasers.

                                      -5-                INTERCREDITOR AGREEMENT

          "Receivables Interest" means, with respect to any property or interests in property, now owned or hereafter acquired or created, of the Originator (regardless of whether sold or contributed by the Originator to the Transferor), any lien, claim, encumbrance, security interest or other interest of the Transferor and/or the Purchaser Agent or any Receivables Purchaser in such property or interests in property, subject to the limitations described in
Section 2.02.

          "Receivables Purchaser" means each Person from time to time party to the Purchase and Servicing Agreement in the capacity of a "Purchaser Party" (as defined in the Purchase and Servicing Agreement).

          "Receivables Termination Notice" has the meaning set forth in Section 2.19.

          "Records" means all Contracts and other documents, books, records and other information (including computer programs, tapes, disks, data processing software and related property and rights) maintained with respect to Receivables, the Obligors thereunder and the Receivables Assets.

          "Returned Goods" means all right, title and interest of the Originator, the Transferor, the Purchaser Agent or any Receivables Purchaser, as applicable, in and to returned, repossessed or foreclosed goods and/or merchandise the sale of which gave rise to a Receivable.

          "Servicer" has the meaning ascribed to such term in the Purchase and Servicing Agreement.

          "Subordinated Note" has the meaning ascribed to such term in Section 2.5(b) of the Receivables Purchase Agreement.

          "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

          "Unsold Receivables" means any Receivables other than Purchased Receivables.

          1.02. References to Terms Defined in the Receivables Documents and the Loan Documents.

          Whenever in Section 1.01 a term is defined by reference to the meaning ascribed to such term in any of the Receivables Documents or in any of the Loan Documents, then, unless otherwise specified herein, such term shall have the meaning ascribed to such term in the Receivables Documents or Loan Documents, respectively, as in existence on the date hereof, without giving effect to any amendments of such term (or any amendment of terms used in such term) as may hereafter be agreed to by the parties to such documents, unless such amendments have been consented to in writing by all of the parties hereto.

                      ARTICLE 2. INTERCREDITOR PROVISIONS.

          2.01. Priorities with Respect to Receivables Assets. Notwithstanding any provision of the UCC, any applicable law or decision or any of the Loan Documents or the

                                      -6-                INTERCREDITOR AGREEMENT

Receivables Documents, each Lender Agent (for itself and on behalf of each Lender) hereby agrees that, upon the sale or other transfer or any purported sale or transfer (including, without limitation, by way of capital contribution) of any Receivable (or interest therein) by the Originator to the Transferor pursuant to the Receivables Purchase Agreement, any Lender Interest of the Lenders or such Lender Agent in such Receivables and all Receivables Assets with respect thereto shall automatically and without further action cease and be forever released and discharged and such Lender Agent and the Lenders shall have no Lender Interest therein; provided, however, that nothing in this Section 2.01 shall be deemed to constitute a release by any Lender Agent or any of the Lenders of: (i) any Lender Interest in the proceeds received by AK Steel from the Transferor for the sale of Receivables pursuant to the Receivables Purchase Agreement (including, without limitation, cash payments made by the Transferor and the Subordinated Note (as the outstanding principal balance under the Subordinated Note may increase or decrease from time to time)); (ii) any Lender Interest or right of any Lender Agent or any of the Lenders in any interests that AK Steel may acquire from the Transferor or the Purchaser Agent or that AK Steel has in Returned Goods; or (iii) any Lender Interest or right that any of the Lenders or any Lender Agent has in any Unsold Receivables and the proceeds thereof, or (iv) any Lender Interest or right that any Lender Agent or any of the Lenders has in any deposit or other bank account under any Deposit Agreement; provided further, however, that any Lender Interest in such Returned Goods shall be junior and subject and subordinate to the Receivables Interest therein unless and until each of AK Steel and the Transferor shall have made all payments or adjustments required to be made by it under the Receivables Documents on account of the reduction of the Outstanding Balance of any Purchased Receivable related to such Returned Goods. If any goods or merchandise, the sale of which has given rise to a Purchased Receivable, are returned to or repossessed by AK Steel, on behalf of the Transferor, then, upon payment by AK Steel or the Transferor of all adjustments required on account thereof under the Purchase and Servicing Agreement, the Receivables Interest in such Returned Goods shall automatically and without further action cease to exist and be released and extinguished and such Returned Goods shall thereafter not constitute Receivables Assets for purposes of this Agreement unless and until such Returned Goods have been resold so as to give rise to a Receivable and such Receivable has been sold, contributed, or otherwise transferred to the Transferor.

          2.02.  Respective Interests in Receivables Assets and Lender
Collateral.

          (a) Except for all rights to access to and use of Records granted to the Transferor, the Purchaser Agent, and the Receivables Purchasers pursuant to the Receivables Documents and except for the Receivables Interest of the Purchaser Agent (for the benefit of the Receivables Purchasers) in Returned Goods, which interest is senior in all respects to any Lender Interest therein subject to Section 2.01, each of the Transferor and the Purchaser Agent (for itself and on behalf of each Receivables Purchaser) agrees that it does not have and shall not have any Receivables Interest in the Lender Collateral, and that it consents to the creation, attachment, perfection, and continued existence of the Lender Interest in the Lender Collateral.

          (b) Except for rights in Returned Goods granted to the Lender Collateral Agent and the Lenders pursuant to the Loan
     Documents, which Lender Interest is

                                      -7-                INTERCREDITOR AGREEMENT
     junior and subordinate to any Receivables Interest therein, each Lender Agent (for itself and on behalf of each Lender) agrees that neither such Lender Agent nor the Lenders have, nor shall any of them have, any Lender Interest in the Receivables Assets, and that it consents to the creation, attachment, perfection, and continued existence of the Receivables Interest in the Receivables Assets.

          2.03. Distribution of Proceeds. At all times, all proceeds of Lender Collateral and Receivables Assets shall be distributed in accordance with the following procedure:

          (a) (i) All proceeds of the Lender Collateral shall be paid to the Lender Collateral Agent for application on the Lender Claim and other obligations and liabilities owing under the Credit Agreement and other Loan Documents until the Lender Claim and such other obligations and liabilities have been paid and satisfied in full in cash and the Credit Agreement is terminated; and (ii) any remaining proceeds shall be paid to AK Steel or as otherwise required by applicable law, and the Transferor and the Purchaser Agent (for itself and on behalf of each Receivables Purchaser) agrees that none of the Transferor, the Purchaser Agent or the Receivables Purchasers have, nor shall they have, any Receivables Interest in such remaining proceeds. The foregoing shall not, however, impair any claim or any right or remedy that the Transferor, the Purchaser Agent or the Receivables Purchasers may have against AK Steel under the Receivables Documents or otherwise.

          (b) (i) All proceeds of the Receivables Assets shall be paid to the Purchaser Agent for application against the Receivables Claim and for application in accordance with the Receivables Documents until the Receivables Claim has been paid and satisfied in full in cash and the Receivables Documents have terminated; and (ii) subject to Section 2.01 hereof, any remaining proceeds shall be paid to the Transferor or as otherwise required by applicable law. Each Lender Agent (for itself and on behalf of each Lender) agrees that, except as set forth in Section 2.01 hereof, neither such Lender Agent nor the Lenders have, nor shall they have, any Lender Interest in such remaining proceeds. The foregoing shall not, however, impair any claim or any right or remedy that any Lender Agent or the Lenders may have against AK Steel under the Loan Documents or otherwise.

          (c) In the event that any of the Transferor, the Purchaser Agent or any Receivables Purchaser now or hereafter obtains possession of any Lender Collateral, it shall immediately deliver to the Lender Collateral Agent such Lender Collateral (and until delivered to the Lender Collateral Agent such Lender Collateral shall be held for the Lender Collateral Agent); provided, however, that, prior to the earlier of the commencement of an Enforcement Period or the delivery of a Receivables Termination Notice, AK Steel, in its capacity as Originator under the Receivables Purchase Agreement or as Servicer under the Purchase and Servicing Agreement, may make payments to the Transferor or the Purchaser Agent of yield, interest, and other amounts in respect of the Receivables Claim, in each case as required to be paid by it under the Receivables Purchase Agreement or the Purchase and Servicing Agreement from amounts held

                                      -8-                INTERCREDITOR AGREEMENT
     in trust pursuant to Section 5.07 or 5.09 of the Purchase and Servicing Agreement or otherwise from its cash on hand, and the Transferor, the Purchaser Agent, and each Receivables Purchaser may retain such payments to the extent permitted under the Purchase and Servicing Agreement. Subject to the foregoing proviso, each of the Transferor and the Purchaser Agent (for itself and on behalf of each Receivables Purchaser) further agrees to turn over immediately the proceeds of any Disposition of Lender Collateral that it (or any Receivables Purchaser) might receive while any Lender Claim, any other obligations or liabilities under the Credit Agreement, any Loan Document or any commitment to make financial accommodations thereunder remain outstanding, regardless of whether any Lender Agent has a perfected and enforceable lien in the assets of AK Steel from which the proceeds of any such Disposition have been received.

          (d) In the event that AK Steel, any Lender or any Lender Agent now or hereafter obtains possession of any Receivables Assets, it shall immediately deliver to the Purchaser Agent such Receivables Assets (and until delivered to the Purchaser Agent such Receivables Assets shall be held for the Purchaser Agent); provided, however, that, prior to the earlier of the commencement of an Enforcement Period or the delivery of a Receivables Termination Notice, the Transferor, in its capacity as Buyer under the Receivables Purchase Agreement, may make payments to AK Steel of the purchase price of Purchased Receivables as required under the Receivables Purchase Agreement from amounts received from the Receivables Purchasers pursuant to Section 2.06 of the Purchase and Servicing Agreement or reinvestments under Section
     5.07 of the Purchase and Servicing Agreement or otherwise from its cash on hand, and AK Steel, each Lender, and each Lender Agent may retain such payments to the extent permitted under the Credit Agreement. Subject to the foregoing proviso, AK Steel and each Lender Agent (for itself and on behalf of each Lender) further agrees to turn over immediately the proceeds of any Disposition of Receivables Assets to the Purchaser Agent that it (or any Lender) might receive while any Receivables Claim, any other obligations or liabilities under the Receivables Documents or any commitment to make financial accommodations thereunder remain outstanding, regardless of whether the Purchaser Agent has a perfected and enforceable lien in the assets from which the proceeds of such Disposition have been received. From and after the receipt by the Lender Collateral Agent of written notice from the Purchaser Agent that the Receivables Documents have been terminated and all monetary obligations under the Receivables Documents have been satisfied in full, the Lender Agents shall make all payments and deliveries required under this Section 2.03(d) to the Transferor instead of the Purchaser Agent.

          (e) AK Steel agrees to keep all Returned Goods segregated from Inventory. If any Inventory of AK Steel has been commingled with Returned Goods in which the Receivables Interest continues as provided in Section 2.01 above (such Returned Goods and commingled Inventory, to the extent consisting of the same type and quality as such Returned Goods, collectively, the "Commingled Property"), and any Lender Agent or any Lender receives any

                                      -9-                INTERCREDITOR AGREEMENT
     proceeds on account of such Commingled Property (whether by reason of sale or by reason of insurance payments on account thereof) prior to release of such Receivables Interest, then: (i) all proceeds of such Commingled Property shall be paid to the Lender Collateral Agent, and the Lender Collateral Agent shall, immediately upon receipt of such proceeds, pay to the Purchaser
     Agent for application against the Receivables Claim a share of such proceeds equal to the dollar amount of such proceeds multiplied by a fraction, the numerator of which equals the book value of such commingled Returned Goods and the denominator of which equals the book value of all of such Commingled Property;
     and (ii) any remaining proceeds shall be paid to the Lender
     Administrative Agent for application against the Lender Claim.

          (f) AK Steel agrees to keep all Commingled Property segregated from other Inventory and Returned Goods. AK Steel further agrees that, if at any time there exists more than one pool of Commingled Property, AK Steel shall keep each pool of Commingled Property segregated from each other pool of Commingled Property. Any payments made pursuant to Section 2.03(e) shall be made on a pool-by-pool basis. Nothing in this Section 2.03(f) shall excuse AK Steel from complying with its obligations under
     Section 2.03(e).

          2.04.  Unsold Receivables.

          (a) The Transferor and the Purchaser Agent (for itself and on behalf of each Receivables Purchaser) hereby acknowledge that the Lender Collateral Agent on behalf of the Lenders and itself shall be entitled to Collections of Unsold Receivables.

          (b) Each of the parties hereto hereby agrees that all Collections received on account of Purchased Receivables shall be paid or delivered to the Purchaser Agent for application in accordance with Section 2.03(b) and all Collections received on account of Unsold Receivables shall be paid or delivered to the Lender Collateral Agent for application in accordance with
     Section 2.03(a).

          (c) Each Lender Agent agrees that it shall not exercise any rights it may have under the Loan Documents to send any notices to Obligors informing them of the Lenders' interest (if any) in the Receivables or directing such Obligors to make payments in any particular manner of any amounts due under the Receivables prior to the later of payment in full of the Receivables Claim and the termination of the Receivables Documents, except that from and after the earlier of (i) the date that is 75 days after the effective date of any termination of transfers of Receivables pursuant to Section 2.19 of this Agreement and (ii) the first date on which the Receivables Claim is less than $5,000,000, the Lender Collateral Agent may inform any Obligors of Unsold Receivables that such Unsold Receivables have been assigned to the Lender Collateral Agent and direct them as to where and how to make payments on account of Unsold Receivables.

                                      -10-               INTERCREDITOR AGREEMENT

          (d) AK Steel shall maintain a system of accounting that enables it to determine, for all Collections, the identity of the Receivables to which such Collections relate, including, without limitation, whether such Receivables are Purchased Receivables or Unsold Receivables. All of the parties hereto agree to cooperate with one another in good faith in making such determinations. In the event that Collections are received after the effective date of any termination of transfers of Receivables pursuant to
     Section 2.19 of this Agreement and the Receivable to which such Collections relate cannot be determined with reasonable certainty by the parties hereto after commercially reasonable inquiry, such Collections shall, for purposes of this Agreement, be applied first to the Receivables owed by such Obligor that have not been written off in accordance with GAAP in chronological order beginning with the oldest such Receivable, and then to the Receivables owed by such Obligor that have been written off in accordance with GAAP in chronological order beginning with the oldest such Receivable. In the event that Collections are received after the effective date of any termination of transfers of Receivables pursuant to Section 2.19 of this Agreement and the Obligor from whom such Collections were received cannot be determined with reasonable certainty by the parties hereto after commercially reasonable inquiry, such Collections shall, for purposes of this Agreement, be applied (to the extent that the parties hereto are entitled under applicable law to retain such Collections) first to the Receivables Claim, second to the Lender Claim, and third to the Transferor. Once identified, all proceeds of Unsold Receivables shall be transferred from the Blocked Accounts to such other deposit accounts as the Lender Collateral Agent may specify from time to time.

          2.05. Enforcement Actions. Each of the Lender Administrative Agent and the Purchaser Agent agrees to use reasonable efforts to give an Enforcement Notice to the other prior to commencement of Enforcement (but failure to do so shall not prevent such Person from commencing Enforcement or affect its rights hereunder nor create any cause of action or liability against such Person). Subject to the foregoing, each of the parties hereto agrees that during an Enforcement Period:

          (a) Subject to any applicable restrictions in the Receivables Documents, the Purchaser Agent may at its option and without the prior consent of the other parties hereto, take any action to (i) accelerate payment of the Receivables Claim or any other obligations and liabilities under any of the Receivables Documents and (ii) liquidate the Receivables Assets or foreclose or realize upon or enforce any of its rights with respect to the Receivables Assets; provided, however, that the Purchaser Agent shall not take any action to foreclose or realize upon or to enforce any rights it may have with respect to any Receivables Assets constituting Returned Goods that have been commingled with the Lender Collateral without the prior written consent of the Lender Collateral Agent.

          (b) Subject to any applicable restrictions in the Loan Documents, the Lender Administrative Agent, the Lender Collateral Agent or the Lenders may, at their option and without the prior consent of the other parties hereto, take any action to accelerate payment of the Lender Claim or any other obligation or

                                      -11-               INTERCREDITOR AGREEMENT
     liability arising under any of the Loan Documents, foreclose or realize upon or enforce any of their rights with respect to the Lender Collateral or other collateral security, including, except as otherwise provided in Section 2.03(e), with respect to any Receivables Assets constituting Returned Goods that have been commingled with the Lender Collateral, and take any other actions as they deem appropriate; provided, however, that the Lender
     Agents shall not otherwise take any action to foreclose or realize upon or to enforce any rights that either of them may have with respect to uncommingled Returned Goods without the Purchaser Agent's prior written consent unless the Lender
     Collateral Agent determines pursuant to Section 2.20 that the Receivables Claim or any other obligation or liability arising under any of the Receivables Documents shall have been first paid and satisfied in full and the Receivables Documents have terminated.

          (c) If Returned Goods are commingled with Inventory, the parties agree to cooperate in the disposition of Commingled
     Property and the application of the proceeds thereof as provided in Section 2.03(e).

          2.06. Access to Records. Subject to any applicable restrictions in the Receivables Documents (but without limiting any rights under the Receivables Documents), each of the Receivables Purchasers and the Purchaser Agent may enter one or more premises of AK Steel, the Transferor or their respective affiliates, whether leased or owned, at any time during reasonable business hours, without force or process of law and without obligation to pay rent or compensation to AK Steel, the Transferor, such affiliates, the Lenders or any Lender Agent, whether before, during or after an Enforcement Period, and may have access to and use of all Records located thereon and may have access to and use of any other property to which such access and use are granted under the Receivables Documents, in each case provided that such use is for the purpose of enforcing or exercising the Purchaser Agent's and/or the Receivables Purchasers' rights with respect to the Receivables Assets.

          2.07. Accountings. AK Steel agrees to render statements to the Purchaser Agent upon reasonable request, which statements shall identify in reasonable detail the Unsold Receivables. The Lender Administrative Agent agrees to inform the Purchaser Agent, upon reasonable request, as to the Lender Administrative Agent's then current estimate of the outstanding amount of the Lender Claim, giving effect to the application of proceeds of Lender Collateral as hereinbefore provided. AK Steel agrees to render statements to the Lender Administrative Agent and the Lender Collateral Agent upon the reasonable request of any Lender Agent, which statements shall identify in reasonable detail the Purchased Receivables and shall render an account of the Receivables Claim, giving effect to the application of proceeds of Receivables Assets and Lender Collateral as hereinbefore provided; provided that the Purchaser Agent agrees to inform the Lender Administrative Agent and the Lender Collateral Agent as to the Purchaser Agent's then current estimate of the outstanding amount of the Receivables Claim upon the reasonable request of any Lender Agent from and after the date (if any) on which AK Steel has ceased to be the Servicer under the Purchase and Servicing Agreement. AK Steel and the Transferor hereby authorize the Lender Collateral Agent, the Lender Administrative Agent and the Purchaser Agent to provide the statements described in this section. None of the Lender Collateral Agent, the Lender Administrative Agent, AK Steel or the Purchaser Agent shall bear any liability if their respective accounts are incorrect.

                                      -12-               INTERCREDITOR AGREEMENT

          2.08. Agency for Perfection. The Purchaser Agent and the Lender Collateral Agent hereby appoint each other as agent for purposes of perfecting by possession their respective security interests and ownership interests and liens on the Lender Collateral and Receivables Assets, as applicable, described hereunder. In the event that the Purchaser Agent obtains possession of any item that it believes with reasonable certainty to be part of the Lender Collateral, the Purchaser Agent shall notify the Lender Collateral Agent of such fact, shall hold such Lender Collateral and shall deliver such Lender Collateral to the Lender Collateral Agent upon request. In the event that any Lender Agent obtains possession of any item that it believes with reasonable certainty to be part of the Receivables Assets, such Lender Agent shall notify the Purchaser Agent of such fact, shall hold such Receivables Assets and shall deliver such Receivables Assets to the Purchaser Agent upon request. The Purchaser Agent shall notify the Lender Administrative Agent and the Lender Collateral Agent with reasonable promptness whenever the Receivables Documents are amended to expand the scope of the property owned by or owed to the Receivables Purchasers thereunder; provided, however, that no such amendment shall be deemed to affect the meaning of terms defined in this Agreement unless the parties hereto consent in writing in accordance with Section 1.02 of this Agreement. The Lender Administrative Agent shall notify the Purchaser Agent with reasonable promptness whenever the Loan Documents are amended to expand the scope of the collateral securing the obligations thereunder; provided, however, that no such amendment shall be deemed to affect the meaning of terms defined in this Agreement unless the parties hereto consent in writing in accordance with Section 1.02 of this Agreement. No party to this Agreement shall be liable under this Agreement to any other party to this Agreement by reason of its having, in good faith, relinquished possession of Lender Collateral or Receivables Assets.

          2.09. UCC Notices. In the event that any party hereto shall be required by the UCC or any other applicable law to give notice to the other of intended disposition of Receivables Assets or Lender Collateral, respectively, such notice shall be given in accordance with Section 3.01 hereof and ten (10) days' notice shall be deemed to be commercially reasonable.

          2.10. Independent Credit Investigations. Neither the Receivables Purchasers, the Purchaser Agent, any Lender Agent nor the Lenders, nor any of their respective directors, officers, agents or employees, shall be responsible to the other or to any other Person for the solvency, financial condition or ability of AK Steel or the Transferor to repay the Receivables Claim or the Lender Claim, or for the worth of the Receivables Assets or the Lender Collateral, or for statements of AK Steel or the Transferor, oral or written, or for the validity, sufficiency or enforceability of the Receivables Claim, the Lender Claim, the Receivables Documents, the Loan Documents, the Purchaser Agent's interest in the Receivables Assets or the Lenders' or any Lender Agent's interest in the Lender Collateral. The Lenders and the Receivables Purchasers have entered into their respective agreements with AK Steel or the Transferor, as applicable, based upon their own independent investigations. None of the Lender Agents, the Lenders, the Purchaser Agent or the Receivables Purchasers makes any warranty or representation to the other nor does it rely upon any representation of the other with respect to matters identified or referred to in this Section 2.10.

          2.11. Limitation on Liability of Parties to Each Other. Except with respect to liability for breach of express obligations under this Agreement, no party shall have any liability

                                      -13-               INTERCREDITOR AGREEMENT
to any other party except for liability arising from the gross negligence or willful misconduct of such party or its representatives as determined by a court of competent jurisdiction. No fiduciary duties on the part of the Purchaser Agent or any Lender Agent are intended to be created under this Agreement, notwithstanding the use of the terms "agent" or "agency." Each of the Purchaser Agent, on the one hand, and the Lender Agents, on the other hand, are independent contractors with respect to the other and neither of them shall be regarded as the agent, trustee or other fiduciary of the other by virtue of this Agreement. The obligations and rights under this Agreement of each of the Purchaser Agent, the Lender Administrative Agent and the Lender Collateral Agent apply to each such party solely in its capacity as Purchaser Agent, Lender Administrative Agent or Lender Collateral Agent, and not in any other capacity.

          2.12. Amendments to Loan Arrangements or to this Agreement. Each party hereto shall, upon reasonable request of any other party hereto, provide copies of all modifications or amendments and copies of all other documentation relevant to the Receivables Assets or the Lender Collateral. All modifications or amendments of this Agreement must be in writing and duly executed by an authorized officer of each party hereto to be binding and enforceable.

          2.13. Marshalling of Assets. Nothing in this Agreement will be deemed to require either the Purchaser Agent or the Lender Agent (i) to proceed against certain property securing the Lender Claim (or any other obligation or liability under the Credit Agreement or any other Loan Document) or the Receivables Claim (or any other obligation or liability under any other Receivables Document), as applicable, prior to proceeding against other property securing such Claim or obligations or liabilities or against certain persons guaranteeing any such obligations or (ii) to marshal the Lender Collateral (or any other collateral) or the Receivables Assets (as applicable) upon the enforcement of the Lender Agent's or the Purchaser Agent's remedies under the Loan Documents or Receivables Documents, as applicable.

          2.14.  Relative Rights.

          (a) The relative rights of the Lenders, each as against the other, shall be determined by agreement among such parties in accordance with the terms of the Loan Documents. The Purchaser Agent and the Receivables Purchasers shall be entitled to rely on the power and authority of each Lender Agent to act on behalf of all of the Lenders to the extent that the provisions of this Agreement have such Lender Agent so act.

          (b) Each Lender Agent and the Lenders shall be entitled to rely on the power and authority of the Purchaser Agent to act on behalf of the Receivables Purchasers to the extent that the provisions of this Agreement have the Purchaser Agent so act.

          2.15. Effect Upon Loan Documents and Receivables Documents. By executing this Agreement, AK Steel and the Transferor agree to be bound by the provisions hereof (i) as they relate to the relative rights of the Lenders and each Lender Agent with respect to the property of AK Steel, and (ii) as they relate to the relative rights of AK Steel, the Transferor, the Receivables Purchasers and/or the Purchaser Agent as creditors of (or purchasers from) AK Steel

                                      -14-               INTERCREDITOR AGREEMENT
or the Transferor, as the case may be. AK Steel acknowledges that the provisions of this Agreement shall not give it any substantive rights as against any Lender Agent or the Lenders and that nothing in this Agreement shall (except as expressly provided herein) amend, modify, change or supersede the terms of the Loan Documents as among AK Steel, the Lender Agents and the Lenders. The Transferor and AK Steel acknowledge that the provisions of this Agreement shall not give the Transferor or AK Steel any substantive rights as against the Purchaser Agent or the Receivables Purchasers and that nothing in this Agreement shall (except as expressly provided herein) amend, modify, change or supersede the terms of the Receivables Documents as among the Transferor, AK Steel, the Purchaser Agent and the Receivables Purchasers. AK Steel and the Transferor further acknowledge that the provisions of this Agreement shall not give either such party any substantive rights as against the other and that nothing in this Agreement shall amend, modify, change or supersede the terms of the Receivables Documents as between AK Steel and the Transferor. Notwithstanding the foregoing, each of the Purchaser Agent (for itself and on behalf of each Receivables Purchaser), and each Lender Agent (for itself and on behalf of each Lender) agrees, that, as between themselves, to the extent that the terms and provisions of the other Loan Documents or the Receivables Documents are inconsistent with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall control.

          2.16. Nature of the Lender Claim and Modification of Loan Documents. Each of the Transferor and the Purchaser Agent (for itself and on behalf of each Receivables Purchaser) acknowledge that the Lender Claim and other obligations and liabilities owing under the Loan Documents are, in part, revolving in nature and that the amount of such revolving indebtedness that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed. The terms of the Loan Documents may be modified, extended or amended from time to time, and the amount thereof may be increased or reduced, all without notice to or consent by any of the Transferor, the Purchaser Agent or the Receivables Purchasers and without affecting the provisions of this Agreement; provided that nothing in this Section 2.16 (including, without limitation, the next succeeding sentence) shall be construed to relieve AK Steel or the Transferor of its obligation to comply with the covenants under the Purchase and Servicing Agreement and the Receivables Purchase Agreement. Without in any way limiting the foregoing, each of the Transferor and the Purchaser Agent (for itself and on behalf of each Receivables Purchaser) hereby agrees that the maximum amount of the Lender Claim and other obligations and liabilities owing under the Loan Documents may be increased at any time and from time to time to any amount.

          2.17. Nature of the Receivables Claim and Modification of Receivables Documents. AK Steel and each Lender Agent (for itself and on behalf of each Lender) acknowledges that the Receivables Claim and other obligations and liabilities owing under the Receivables Documents are, in part, revolving in nature and that the amount of such revolving obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reincurred. The terms of the Receivables Documents may be modified, extended or amended from time to time, and the amount thereof may be increased or reduced, all without notice to or consent by any of AK Steel, the Lenders or any Lender Agent and without affecting the provisions of this Agreement; provided that nothing in this Section 2.17 (including, without limitation, the next succeeding sentence) shall be construed to relieve AK Steel of its obligation to comply with the covenants under the Credit Agreement.

                                      -15-               INTERCREDITOR AGREEMENT

Without in any way limiting the foregoing, each of AK Steel and each Lender Agent (for itself and on behalf of each Lender) hereby agrees that the maximum amount of the Receivables Claim and other obligations and liabilities owing under the Receivables Documents and the amount of Receivables that may be purchased or otherwise financed pursuant to the Receivables Documents may, in each case, be increased at any time and from time to time to any amount.

          2.18. Further Assurances. Each of the parties agrees to take such actions as may be reasonably requested by any other party, whether before, during or after an Enforcement Period, in order to effect the rules of distribution and allocation set forth above in this Article 2 and otherwise to effectuate the agreements made in this Article.

          2.19. Termination and Cessation of Transfer of Receivables. After the occurrence and during the continuance of a Lender Event of Default and upon written notice thereof by the Lender Administrative Agent or Requisite Lenders to the Purchaser Agent and AK Steel (a "Receivables Termination Notice"), AK Steel shall terminate and cease all transfers of Receivables to the Transferor (all such termination and cessation to be effective at the close of business on the Business Day after such Receivables Termination Notice is effective in accordance with Section 3.01 unless on the date of such notice the Purchased Interest (as defined in the Purchase and Servicing Agreement, but without giving effect to the proviso in the definition of "Floating Allocation Percentage" therein) exceeds 100%, in which case all such termination and cessation shall be effective at the close of business three Business Days after the Receivables Termination Notice is effective in accordance with Section 3.01); provided that in the case of a Lender Event of Default resulting from the occurrence of an Insolvency Event (as defined in the Purchase and Servicing Agreement) relating to AK Steel, all transfers of Receivables immediately and automatically shall terminate and cease without notice of any kind (except to the extent otherwise required pursuant to an order entered by the bankruptcy court having jurisdiction over such proceeding).

          Except as set forth in the immediately preceding proviso, nothing contained in this Section shall affect the rights of the Transferor, Purchaser Agent or Receivables Purchasers with respect to Receivables transferred prior to the time when termination and cessation of such transfers is required to be effective pursuant to the foregoing provisions of this Section 2.19. The parties hereto acknowledge and agree that, notwithstanding anything to the contrary in the Purchase and Servicing Agreement or the Receivables Purchase Agreement, delivery of a Receivables Termination Notice hereunder shall constitute an Early Amortization Event under (and as defined in) the Purchase and Servicing Agreement. Neither the Lender Administrative Agent nor Requisite Lenders shall deliver a Receivables Termination Notice on any date during the continuance of any Event of Default if on such date the Total Utilization of Revolving Loan Commitments under (and as defined in) the Credit Agreement is zero.

          2.20. Blocked Accounts. The Purchaser Agent (for itself and on behalf of the Receivables Purchasers) hereby consents to the execution of blocked account agreements (the "Blocked Account Agreements") with respect to bank accounts currently held in the name of the Transferor, in accordance with
Section 5(b) of the Security Agreement (it being understood that the Lender Interest in such bank accounts and amounts held therein shall extend only to Unsold Receivables and Collections and other proceeds in respect thereof). The Purchaser Agent agrees, upon the written request of the Lender Administrative Agent or the Lender Collateral Agent (a

                                      -16-               INTERCREDITOR AGREEMENT

"Notification Request"), to provide a written response stating whether or not the Receivables Documents have been terminated and all monetary obligations under the Receivables Documents have been satisfied in full and, if such termination and satisfaction have occurred, to notify the applicable banks as contemplated in Section 5(b)(i) of the Security Agreement (it being understood that each of the Lender Administrative Agent and the Lender Collateral Agent shall deliver an Notification Request only if it believes in good faith that the Receivables Documents may have terminated and all monetary obligations thereunder may have been paid, or if it has been instructed in good faith by Requisite Lenders to make such Notification Request). If the Purchaser Agent (i) does not respond in writing to such Notification Request or (ii) confirms in writing that the Receivables Documents have been terminated and all monetary obligations under the Receivables Documents have been satisfied in full, but does not so notify the applicable banks, in either case within seven Business Days of the effectiveness of such Notification Request, the Lender Collateral Agent shall be entitled to deliver the notice contemplated in Section 5(b)(i) of the Security Agreement. Notwithstanding anything to the contrary in this Section 2.20, if the Purchaser Agent responds in writing to a Notification Request within the respective time periods allowed herein for such response, and such written response states that the Receivables Documents have not terminated or that all monetary obligations in respect thereof have not been satisfied, the Lender Collateral Agent (regardless of whether it disputes the statements set forth in such response) shall not be entitled to deliver the notice contemplated in Section 5(b)(i) of the Security Agreement unless and until the Purchaser Agent shall have indicated in writing (or a court of competent jurisdiction shall have determined) that the Receivables Documents have terminated and all monetary obligations in respect thereof have been satisfied.

          2.21. No Petition; Subordinated Note. Each Lender Agent (for itself and on behalf of each Lender) hereby agrees (i) that, in connection with its rights as pledgee of the Subordinated Note, it will comply with the subordination provisions of the Subordinated Note and (ii) that, prior to the date that is one year and one day after the date upon which the Receivables Claim is paid in full, it will not institute against, or join any other Person in instituting against, the Transferor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under any bankruptcy or similar law of the United States or any state of the United States.

          2.22.  Designation of Deposit Accounts.

          (a) AK Steel hereby designates the following deposit account as the deposit account to which payments under Section 2.5(a) of the Receivables Purchase Agreement shall be made:

                   Deposit Account Holder:   AK Steel Corporation
                   Depository Bank:          XXXXXXXXXXXXXXXXXXX
                   Account Number:           XXXXXXXXXX

                                      -17-               INTERCREDITOR AGREEMENT

          (b) The Transferor hereby designates the following deposit account as the deposit account to which payments under Section 2.06(c) of the Purchase and Servicing Agreement shall be made:

                   Deposit Account Holder:   AK Steel Receivables Ltd.
                   Depository Bank:          XXXXXXXXXXXXXXXXXXX
                   Account Number:           XXXXXXXXXX

          (c) Each party hereto agrees to the foregoing designations and agrees not to designate a different deposit account for any purpose stated in clause (a) or (b) above without the prior written consent of the other parties hereto.

                            ARTICLE 3. MISCELLANEOUS.

          3.01. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile copy) and delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or facsimile as to each party hereto, at its address set forth under its name on Schedule 3.01 hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective upon receipt or, in the case of notice by telex, when telexed against receipt of the answerback, or in the case of notice by facsimile copy, when verbal confirmation of receipt is obtained, in each case addressed as aforesaid.

          3.02. Agreement Absolute. Each of the Purchaser Agent and the Receivables Purchasers shall be deemed to have entered into the Receivables Documents in express reliance upon this Agreement and the Lenders and each Lender Agent shall be deemed to have entered into the Loan Documents in express reliance upon this Agreement. This Agreement may not be modified or amended, except in accordance with Section 2.12. This Agreement shall be applicable both before and after the filing of any petition under the U.S. Bankruptcy Code by or against AK Steel or the Transferor and all references herein to AK Steel or the Transferor shall be deemed to apply to a debtor-in-possession for such party and all allocations of payments between the Lenders and the Receivables Purchasers shall, subject to any court order to the contrary, continue to be made after the filing of such petition on the same basis that the payments were to be applied prior to the date of the petition.

          3.03. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. The successors and assigns for AK Steel and the Transferor shall include a debtor-in-possession or trustee of or for such party. The successors and assigns for the Lenders, the Receivables Purchasers, the Lender Administrative Agent, the Lender Collateral Agent and the Purchaser Agent, as the case may be, shall include any successor Lenders, Receivables Purchasers, Lender Administrative Agent, Lender Collateral Agent and Purchaser Agent, as the case may be, appointed under the terms of the Loan Documents or the Receivables Documents, as applicable. Each of the Lender Agents (for itself and on behalf of each Lender) and the Purchaser Agent (for itself and on behalf of each Receivables Purchaser), as the case may be, agrees not to transfer any interest it may have in the Loan Documents or the Receivables Documents unless such

                                      -18-               INTERCREDITOR AGREEMENT
transferee has been notified of the existence of this Agreement and has agreed to be bound hereby. Any reference in this Agreement to the Lender Collateral Agent shall include each Supplemental Collateral Agent (as defined in the Credit Agreement) that may be appointed from time to time, and each such Supplemental Collateral Agent shall automatically and without further action become, and be deemed to have become, a party hereto by its acceptance of its appointment as a Supplemental Collateral Agent. In the event that the financing provided under the Credit Agreement shall be refinanced, replaced or refunded, AK Steel, the Transferor and the Purchaser Agent hereby agree, at the request of the agent or lenders under the credit facility that so refinances, replaces or refunds the financing under the Credit Agreement, to execute and deliver a new intercreditor agreement with such agent and/or lenders on substantially the same terms as herein provided. In the event that the financing provided under the Receivables Documents shall be refinanced, replaced or refunded, each Lender Agent (for itself and on behalf of each Lender) hereby agrees that, at the request of the agent or purchasers under the facility that so refinances, replaces or refunds the financing under the Receivables Documents, to execute and deliver a new intercreditor agreement with such agent and/or purchasers on substantially the same terms as herein provided.

          3.04. Beneficiaries. The terms and provisions of this Agreement shall be for the sole benefit of the parties hereto, the Lenders and the Receivables Purchasers and their respective successors and assigns, and no other Person shall have any right, benefit or priority by reason of this Agreement.

          3.05. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS).

          3.06. Section Titles. The article and section headings contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement among the parties hereto.

          3.07. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          3.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                                    * * * * *

                                      -19-               INTERCREDITOR AGREEMENT

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                       PNC BANK, NATIONAL ASSOCIATION,
                                       as Purchaser Agent


                                       By:        /s/  Peter A. Yanief
                                          --------------------------------------
                                                    Peter A. Yanief
                                                Assistant Vice President


                                       CREDIT SUISSE FIRST BOSTON,
                                       acting through its Cayman Islands branch, as Lender Administrative Agent


                                       By:       /s/  Joseph J. Adipietro
                                          --------------------------------------
                                                    Joseph Adipietro
                                                        Director


                                       and


                                       By:         /s/  Kevin S. Smith
                                          --------------------------------------
                                                       Kevin Smith
                                                    Managing Director


                                       GENERAL ELECTRIC CAPITAL CORPORATION,
                                       as Lender Collateral Agent


                                       By:          /s/  John L. Dale
                                          --------------------------------------
                                                      John L. Dale
                                                Duly Authorized Signatory


                                                         INTERCREDITOR AGREEMENT

                                       AK STEEL RECEIVABLES LTD.,
                                       as Transferor


                                       By: AKSR INVESTMENTS, INC.,
                                           as Managing Member


                                       By:       /s/  James L. Wainscott
                                          --------------------------------------
                                                   James L. Wainscott
                                                        Treasurer


                                       and


                                       By: AKS INVESTMENTS, INC.,
                                           its only other member


                                       By:       /s/  James L. Wainscott
                                          --------------------------------------
                                                   James L. Wainscott
                                                        Treasurer


                                       AK STEEL CORPORATION,
                                       as Originator, as Servicer and as Company


                                       By:       /s/  James L. Wainscott
                                          --------------------------------------
                                                   James L. Wainscott
                                                Senior Vice President and
                                                 Chief Financial Officer


                                                         INTERCREDITOR AGREEMENT